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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 1999 included in Learn2.com, Inc.'s (formerly known as 7th Level, Inc.) Form 8-K/A filed with the Securities and Exchange Commission on April 16, 1999 and to all references to our Firm included in this Registration Statement filed on Form S-8.



                                         /S/ ARTHUR ANDERSEN LLP
                                         -----------------------
                                         ARTHUR ANDERSEN LLP

New York, New York
July 23, 1999